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                                                                 Exhibit 10.13




                              AMENDMENT NUMBER ONE
                                     TO THE
                           BEVERLY ENTERPRISES, INC.
                           DEFERRED COMPENSATION PLAN

                 This Amendment is made this _____ day of December, 1994, by Beverly Enterprises, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                 WHEREAS, the Company sponsors the Beverly Enterprises, Inc. Deferred Compensation Plan (the "Plan"); and

                 WHEREAS, the Company desires to amend the Plan to accelerate certain payments and add certain other protections in the event of the Change of Control of the Company; and

                 WHEREAS, the Plan may be amended at any time pursuant to Paragraph 13 thereof;

                 NOW, THEREFORE, the Plan is hereby amended as follows, effective as of September 29, 1994.

                          1.      A new Paragraph 15 is hereby added to read as
follows:

                 "15.     CHANGE OF CONTROL PROVISIONS

                          a.      Notwithstanding anything to the contrary
herein, immediately prior to a Change of Control of the Company (as hereinafter defined), all benefits hereunder shall be accelerated and immediately paid out to a Designated Participant (as hereinafter defined) in a single lump sum cash payment, regardless of the amount of such benefit, and regardless of whether or not the Participant has incurred a Termination Date. For purposes of this Paragraph 15, a "Designated Participant" means any Plan Participant who is covered under the Company's Change in Control Severance Agreement, Severance Program for Executives, or an individual Employment Contract.

                          b.      Notwithstanding anything to the contrary
herein, on and after any Change of Control of the Company (as hereinafter defined), with respect to all Plan Participants not covered by Paragraph 15 a. above, the minimum interest accrued under Paragraph 12 hereof shall in no event be less than a per annum rate, compounded quarterly, equal to a percentage computed by dividing (i) the Consumer Price Index of the Bureau of Labor Statistics, U.S. Department of Labor, for All Cities (the "Consumer Price Index") for the month of December immediately preceding the year in question (the "Look Back Year"), by (ii) the Consumer Price Index for the month of December immediately preceding the Look Back Year. This minimum interest rate shall override Paragraph 12 c. hereof to the extent that a lower interest rate would otherwise have been used. However, this Paragraph 15 b. shall not override Paragraph 12 d. with respect to a Participant's Special Ledger "Lock-In" account value to the extent that no interest would otherwise be payable thereon prior to the Participant's Termination Date, unless otherwise specifically provided for in said Paragraph 12, as hereby modified.

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                          c.      For purposes of this Paragraph, a "Change of
Control" shall be deemed to have taken place if: (i) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan of the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) as the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination, or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets, or (iii) at any time a the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, b any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, c the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or d the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons."

                 IN WITNESS WHEREOF, this Amendment has been executed by the Company's duly authorized officer, as of the day and year first above written, but to be effective as of September 29, 1994.

                                        BEVERLY ENTERPRISES, INC.



                                        By:  ______________________________
                                        Its: ______________________________





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